Annual Report
                                                            (THREADNEEDLE LOGO)

THREADNEEDLE
EMERGING MARKETS FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
OCTOBER 31, 2008


THREADNEEDLE EMERGING MARKETS FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH LONG-TERM CAPITAL GROWTH.


                                                    (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    3

Manager Commentary.................    6

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   16

Statement of Assets and
  Liabilities......................   20

Statement of Operations............   21

Statements of Changes in Net
  Assets...........................   22

Financial Highlights...............   23

Notes to Financial Statements......   29

Report of Independent Registered
  Public Accounting Firm...........   44

Federal Income Tax Information.....   46

Board Members and Officers.........   47

Proxy Voting.......................   52




RIVERSOURCE FAMILY OF FUNDS
Threadneedle Funds are a part of the RiverSource family of funds that includes funds branded
"RiverSource," "RiverSource Partners," and
"Threadneedle." These funds share the same Board of Directors/Trustees and officers.

Please see the pages that follow this report for a list of mutual funds that are included in the RiverSource family of funds.
                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
2  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> The Threadneedle Emerging Markets Fund (the Fund) Class A shares declined
  57.79% (excluding sales charge) for the 12 months ended Oct. 31, 2008.

> The Fund underperformed its benchmark, the Morgan Stanley Capital
  International (MSCI) Emerging Markets Index, which fell 56.22%.

> The Fund's peer group, the Lipper Emerging Markets Funds Index, declined
  56.42% for the period.

ANNUALIZED TOTAL RETURNS (for period ended Oct. 31, 2008)
--------------------------------------------------------------------------------


                                   1 year  3 years  5 years  10 years
---------------------------------------------------------------------
Threadneedle Emerging Markets
  Fund Class A (excluding sales
  charge)                         -57.79%   -0.71%   +8.42%    +9.06%
---------------------------------------------------------------------
MSCI Emerging Markets Index
  (unmanaged)                     -56.22%   -0.07%   +9.87%   +10.05%
---------------------------------------------------------------------
Lipper Emerging Markets Funds
  Index                           -56.42%   -2.03%   +8.74%   +9.39%
---------------------------------------------------------------------


(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
                     THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
           X              LARGE
                          MEDIUM   SIZE
                          SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                      Total      Net
                    expenses  expenses
--------------------------------------
Class A               1.87%     1.87%
--------------------------------------
Class B               2.62%     2.62%
--------------------------------------
Class C               2.63%     2.63%
--------------------------------------
Class I               1.42%     1.42%
--------------------------------------
Class R4              1.73%     1.72%(a)
--------------------------------------
Class R5              1.47%     1.47%
--------------------------------------



(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.08% for the year ended Oct. 31, 2008), will not exceed 1.64% for Class R4.

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.


--------------------------------------------------------------------------------
4  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT OCT. 31, 2008
                                                                    SINCE
Without sales charge         1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  11/13/96)                 -57.79%   -0.71%   +8.42%   +9.06%       N/A
---------------------------------------------------------------------------
Class B (inception
  11/13/96)                 -58.08%   -1.43%   +7.57%   +8.22%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -58.15%   -1.42%   +7.61%     N/A      +3.48%
---------------------------------------------------------------------------
Class I (inception
  3/4/04)                   -57.63%   -0.28%     N/A      N/A      +5.37%
---------------------------------------------------------------------------
Class R4 (inception
  11/13/96)                 -57.58%   -0.44%   +8.68%   +9.32%       N/A
---------------------------------------------------------------------------
Class R5 (inception
  08/1/08)                     N/A      N/A      N/A      N/A     -44.96%**
---------------------------------------------------------------------------

With sales charge
Class A (inception
  11/13/96)                 -60.20%   -2.64%   +7.15%   +8.50%       N/A
---------------------------------------------------------------------------
Class B (inception
  11/13/96)                 -59.70%   -2.22%   +7.32%   +8.22%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -58.41%   -1.42%   +7.61%     N/A      +3.48%
---------------------------------------------------------------------------



AT SEPT. 30, 2008
                                                                  SINCE
Without sales charge       1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  11/13/96)               -33.20%   +8.23%  +17.68%   +13.60%      N/A
-------------------------------------------------------------------------
Class B (inception
  11/13/96)               -33.74%   +7.40%  +16.77%   +12.73%      N/A
-------------------------------------------------------------------------
Class C (inception
  6/26/00)                -33.75%   +7.40%  +16.74%      N/A     +7.67%
-------------------------------------------------------------------------
Class I (inception
  3/4/04)                 -32.91%   +8.72%     N/A       N/A    +13.25%
-------------------------------------------------------------------------
Class R4 (inception
  11/13/96)               -32.86%   +8.52%  +17.94%   +13.87%      N/A
-------------------------------------------------------------------------
Class R5 (inception
  08/1/08)                   N/A      N/A      N/A       N/A    -23.61%**
-------------------------------------------------------------------------

With sales charge
Class A (inception
  11/13/96)               -37.04%   +6.11%  +16.28%   +13.01%      N/A
-------------------------------------------------------------------------
Class B (inception
  11/13/96)               -36.29%   +6.54%  +16.56%   +12.73%      N/A
-------------------------------------------------------------------------
Class C (inception
  6/26/00)                -34.26%   +7.40%  +16.74%      N/A     +7.67%
-------------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R4 and Class R5 shares. Class I, Class R4 and Class R5 shares are available to institutional investors only.

 *For classes with less than 10 years performance.

**Not annualized.


--------------------------------------------------------------------------------
                     THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------

Below, Threadneedle Emerging Markets Fund portfolio managers Julian Thompson and Jules Mort of Threadneedle International Limited (Threadneedle) discuss the Fund's results and positioning for the fiscal year ended Oct. 31, 2008. Threadneedle, an indirect wholly-owned subsidiary of Ameriprise Financial, Inc., acts as the subadvisor to the Fund.

Dear Shareholders,

The Threadneedle Emerging Markets Fund (the Fund) Class A shares declined 57.79% (excluding sales charge) for the 12 months ended Oct. 31, 2008. The Fund underperformed its benchmark, the Morgan Stanley Capital International (MSCI) Emerging Markets Index, which fell 56.22%. The Fund's peer group, the Lipper Emerging Markets Funds Index, declined 56.42% for the period.


COUNTRY DIVERSIFICATION (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Bermuda                                     1.0%
------------------------------------------------
Brazil                                     12.2%
------------------------------------------------
Canada                                      0.8%
------------------------------------------------
China                                      14.4%
------------------------------------------------
Czech Republic                              1.1%
------------------------------------------------
Hong Kong                                   7.5%
------------------------------------------------
India                                       7.3%
------------------------------------------------
Indonesia                                   1.4%
------------------------------------------------
Israel                                      6.7%
------------------------------------------------
Malaysia                                    1.3%
------------------------------------------------
Mexico                                      6.7%
------------------------------------------------
Norway                                      0.1%
------------------------------------------------
Russia                                      7.6%
------------------------------------------------
South Africa                                8.3%
------------------------------------------------
South Korea                                 9.1%
------------------------------------------------
Taiwan                                      7.4%
------------------------------------------------
Thailand                                    1.1%
------------------------------------------------
Turkey                                      1.2%
------------------------------------------------
Other(1)                                    4.8%
------------------------------------------------


(1) Cash & Cash Equivalents.


--------------------------------------------------------------------------------
6  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

SIGNIFICANT PERFORMANCE FACTORS
This has been a very difficult period for emerging market equities. The bull market cycle for the emerging market universe peaked last October, just before the start of the Fund's fiscal period. Since then the U.S. credit crisis has caused increased risk aversion and a shortage of liquidity in the global banking system. Investors have sold securities perceived to be riskier and reinvested the assets in dollar-denominated securities, pushing the value of the dollar higher relative to most emerging market currencies. Rising risk aversion has reduced the amount of money people are willing to invest in emerging markets and falling demand for these securities has driven down equity prices.

Emerging market economies are quite sensitive to global economic trends because they are typically large exporters of either commodities or manufactured goods. Domestic consumption tends to be a smaller percentage of the gross national product in emerging market countries. The economic slowdown in developed nations has reduced demand for commodities and other emerging market exports. As a result, economic growth rates in emerging market countries have also declined.

For the fiscal year, there was little difference in the performance of various sectors or the results from different regions in the emerging market universe. Asia underperformed, while Latin America and Eastern

TOP TEN HOLDINGS (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

China Mobile (Hong Kong)                      6.5%
-------------------------------------------------
Gazprom ADR (Russia)                          4.4%
-------------------------------------------------
Samsung Electronics (South Korea)             4.0%
-------------------------------------------------
Redecard (Brazil)                             3.7%
-------------------------------------------------
Taiwan Semiconductor Mfg ADR (Taiwan)         3.3%
-------------------------------------------------
Petroleo Brasileiro ADR (Brazil)              3.1%
-------------------------------------------------
Industrial & Commercial Bank of China         3.0%
  Series H (China)
-------------------------------------------------
Teva Pharmaceutical Inds ADR (Israel)         2.9%
-------------------------------------------------
Ping An Insurance Group of China Series H     2.7%
  (China)
-------------------------------------------------
America Movil ADR Series L (Mexico)           2.3%
-------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
                     THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


Europe/the Mid East/Africa slightly outperformed the MSCI Emerging Markets Index. The Fund's results suffered from a larger weighting in Russia than the MSCI Emerging Markets Index, while being overweight in Brazil was advantageous.

Cyclical sectors such as industrials, materials, financials and energy were the weaker performers within the MSCI Emerging Markets Index. Health care was the only sector to hold up much better than the overall MSCI Emerging Markets Index. The Fund entered the period with a larger materials weighting than the MSCI Emerging Markets Index and, on average, maintained a larger energy weighting throughout the period. Though these positions were helpful to performance early in the fiscal year, they were detrimental in the latter months as it became clear that the world economy, including China, was slowing. The portfolio benefited from having a larger health care weighting and smaller industrials and financials positions than the MSCI Emerging Markets Index.

Stock selection was mainly responsible for the Fund's underperformance of the MSCI Emerging Markets Index. Three Russian holdings were key detractors. Coal and steel company MECHEL came under political pressure and declined on concerns that the Russian government might appropriate some of its assets. MMC NORILSK NICKEL, a mining company that is the world's largest nickel producer, also suffered from fear that it might ultimately pass into state ownership. Energy company ROSNEFT OIL declined on concerns about its high level of short-term debt. The Russian government is the company's majority shareholder so the credit issues should not have been a problem. However, the whole Russian market weakened during the period. We gradually sold the portfolio's holdings of Mechel and Rosneft.

REDECARD in Brazil had a positive effect on relative performance. One of the portfolio's larger holdings at the beginning of the fiscal year, Redecard has the MasterCard franchise in Brazil and has produced very good results this year. We added to the portfolio's holdings throughout the period. The company is a transaction processor that does not take on credit risk, but benefits from increased volume as people use credit cards more often in place of cash. We think the outlook for the company remains favorable. It has a good dividend yield and the Brazilian economy seems to be somewhat insulated from the global slowdown.

--------------------------------------------------------------------------------
8  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


Exports are a lesser percentage of Brazil's GDP than in other emerging market countries, and Brazilian consumers have less debt so they have not been reducing spending as much as in other nations.

CHANGES TO THE FUND'S PORTFOLIO
We decreased the portfolio's Russian exposure very significantly. We also moved Brazil from an overweight to a weighting about equal to the MSCI Emerging Markets Index. Though we think Brazil is well positioned for the global slowdown, the market has a large number of commodity companies and we reduced our exposure in that sector, resulting in a reduction in the portfolio's Brazil weighting. We maintained exposure to Brazil's domestic economy.

We increased the portfolio's holdings in China, which became the largest country allocation in the Fund. Our strategy is to focus the portfolio on countries whose economies are in the strongest position to withstand the global economic slowdown. The Chinese government has a healthy fiscal surplus, has relatively low external debt and has announced a massive infrastructure program to counter the loss of export demand. The Chinese banking system is well funded, with a low ratio of loans to deposits, so we believe it is in a position to increase lending. In our view, China appears well positioned to prevail through the global slowdown.

We kept the portfolio very underweight in South Korea and Taiwan due to their dependence on the consumer electronics industry and their indirect exposure to consumer and business spending in developed markets. The domestic banking systems


  We have focused on companies that we believe have solid franchises, stable revenue generators and healthy balance sheets.






--------------------------------------------------------------------------------
                     THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


in both countries are not well funded and consumers have high debt so domestic spending may suffer as well.

Regarding the portfolio's sector weightings, we reduced exposure to the materials sector, particularly steel and iron ore stocks. We also reduced the energy weighting. We increased holdings of health care stocks and software companies within the technology sector.

We moved from an underweight in the financials sector to an overweight. Though financials stocks in emerging markets have suffered in sympathy with the financials sell-off in developed markets, we believe most emerging market financial stocks have better funding structures and higher asset quality than their counterparts in the U.S. and Europe. We have added to what we consider the most attractive banks from a quality and funding perspective. We have found these mainly in China, Brazil and South Africa. We sold the portfolio's holdings of SBERBANK in Russia because of concerns about the security of Russia's banking sector.

OUR FUTURE STRATEGY
In summary, we have positioned the portfolio quite defensively for what is clearly a downturn in the global economy. We have focused on companies that we believe have solid franchises, stable revenue generators and healthy balance sheets. We reduced the number of portfolio holdings, consolidating assets into what we think are the companies best able to weather the downturn.

The portfolio's key regional overweights are China and Mexico. We consider the quality of companies in Mexico to be very high. The portfolio has slightly more cash than normal to enable us to take advantage of market volatility.


--------------------------------------------------------------------------------
10  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

In general, we expect earnings to fall in 2009, but we think price/earnings multiples for emerging markets will be attractive, both on an historical basis and relative to developed markets. Though the environment is likely to remain volatile, we do think emerging markets will be able to survive the downturn without any major financial crisis.



(PHOTO - JULIAN THOMPSON)                                             (PHOTO - JULES MORT)

Julian Thompson, PhD                                                  Jules Mort
Portfolio Manager                                                     Deputy Portfolio Manager




Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in Threadneedle Emerging Markets Fund Class A shares (from 11/1/98 to 10/31/08) as compared to the performance of two widely cited performance indices, the Morgan Stanley Capital International (MSCI) Emerging Markets Index and the Lipper Emerging Markets Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at Oct. 31, 2008
                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
THREADNEEDLE EMERGING MARKETS FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $3,980    $9,229   $14,124    $22,431
------------------------------------------------------------------------------------------
        Average annual total return                 -60.20%    -2.64%    +7.15%     +8.50%
------------------------------------------------------------------------------------------
MSCI EMERGING MARKETS INDEX(1)
        Cumulative value of $10,000                  $4,378    $9,979   $16,010    $26,064
------------------------------------------------------------------------------------------
        Average annual total return                 -56.22%    -0.07%    +9.87%    +10.05%
------------------------------------------------------------------------------------------
LIPPER EMERGING MARKETS FUNDS INDEX(2)
        Cumulative value of $10,000                  $4,358    $9,403   $15,204    $24,545
------------------------------------------------------------------------------------------
        Average annual total return                 -56.42%    -2.03%    +8.74%     +9.39%
------------------------------------------------------------------------------------------



Results for other share classes can be found on page 5.


--------------------------------------------------------------------------------
12  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN THREADNEEDLE EMERGING MARKETS FUND LINE GRAPH)

                     THREADNEEDLE EMERGING
                          MARKETS FUND
                            CLASS A                               LIPPER EMERGING
                        (INCLUDES SALES         MSCI EMERGING      MARKETS FUNDS
                            CHARGE)           MARKETS INDEX(1)        INDEX(2)
                     ---------------------    ----------------    ---------------
10/98                      $   9,425              $  10,000          $  10,000
10/99                         13,684                 14,463             13,641
10/00                         13,192                 13,189             13,057
10/01                         10,121                 10,095             10,157
10/02                         10,971                 10,947             10,881
10/03                         14,975                 16,282             16,145
10/04                         17,384                 19,441             19,629
10/05                         22,918                 26,117             26,100
10/06                         31,592                 35,367             35,134
10/07                         53,141                 59,534             56,323
10/08                         22,431                 26,064             24,545




(1) The MSCI Emerging Markets Index, an unmanaged market capitalization-weighted index, is designed to measure equity market performance in the global emerging markets. The index reflects reinvestment of all distributions and changes in market prices.

(2) The Lipper Emerging Markets Funds Index includes the 30 largest emerging markets funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period indicated and held until Oct. 31, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                                   BEGINNING        ENDING        EXPENSES
                                 ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                MAY 1, 2008(A)  OCT. 31, 2008  THE PERIOD(B)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  479.20        $ 7.12         1.91%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,015.58        $ 9.70         1.91%
-------------------------------------------------------------------------------------------

Class B
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  476.80        $ 9.94         2.67%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,011.75        $13.54         2.67%
-------------------------------------------------------------------------------------------

Class C
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  476.90        $ 9.94         2.67%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,011.75        $13.54         2.67%
-------------------------------------------------------------------------------------------

Class I
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  480.30        $ 5.34         1.43%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,018.00        $ 7.27         1.43%
-------------------------------------------------------------------------------------------

Class R4
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  480.40        $ 6.49         1.74%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,016.43        $ 8.84         1.74%
-------------------------------------------------------------------------------------------

Class R5
-------------------------------------------------------------------------------------------
  Actual(d)                         $1,000        $  550.40        $ 2.84         1.47%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,017.80        $ 7.48         1.47%
-------------------------------------------------------------------------------------------


(a) The beginning account value for Class R5 is as of Aug. 1, 2008 (when shares of the class became publicly available) for actual expense calculations, and as of May 1, 2008 for hypothetical expense calculations.
(b) Expenses for Classes A, B, C, I and R4 are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period). Actual expenses for Class R5 are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 91/365 (to reflect the period from Aug. 1, 2008 to Oct. 31, 2008). Hypothetical expenses for Class R5 are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).
(c) Based on the actual return for the six months ended Oct. 31, 2008: -52.08% for Class A, -52.32% for Class B, -52.31% for Class C, -51.97% for Class I and -51.96% for Class R4.
(d) Based on the actual return for the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008: -44.96% for Class R5.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS  ------------------------------------------------------

OCT. 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES




COMMON STOCKS (95.8%)(c)
ISSUER                                                 SHARES                VALUE(a)
BERMUDA (1.0%)
Credicorp                                                               $-
                                                         72,761       2,857,324
-------------------------------------------------------------------------------------

BRAZIL (12.2%)
AmBev ADR                                                54,439       2,313,658
Banco Bradesco                                          255,100       2,937,551
Companhia Vale do Rio Doce ADR                          211,011       2,768,464
MRV Engenharia e Participacoes                          160,400       833,218
Multiplan Empreendimentos Imobiliarios                  399,849(b)    2,017,774
PDG Realty                                              269,800       1,381,506
Petroleo Brasileiro ADR                                 327,760       8,813,466
Redecard                                                955,100       10,405,191
UNIBANCO -- Uniao de Bancos Brasileiros GDR              52,661       3,321,857
                                                                         ------------
Total                                                                      34,792,685
-------------------------------------------------------------------------------------

CANADA (0.8%)
Yamana Gold                                             460,420       2,131,745
-------------------------------------------------------------------------------------

CHINA (14.4%)
China Construction Bank Series H                      9,620,000       4,772,560
China Life Insurance Series H                         2,005,000       5,358,462
China Medical Technologies ADR                           77,736       1,894,426
China Merchants Bank Series H                         2,439,000       3,736,882
CNOOC ADR                                                71,752       5,861,421
Industrial &  Commercial Bank of China Series
 H                                                   18,359,000       8,638,789
Li Ning                                               1,691,500       2,093,436
Minth Group                                           2,484,000       868,102
Ping An Insurance Group of China Series H             1,825,000       7,805,478
                                                                         ------------
Total                                                                      41,029,556
-------------------------------------------------------------------------------------

CZECH REPUBLIC (1.1%)
CEZ                                                      70,000       3,033,756
-------------------------------------------------------------------------------------

HONG KONG (7.5%)
China Mobile                                          2,084,000       18,347,176
China Overseas Land & Investment                      2,566,000       2,897,869
                                                                         ------------
Total                                                                      21,245,045
-------------------------------------------------------------------------------------

INDIA (7.4%)
Bharat Heavy Electricals                                 91,662       2,435,150
Bharti Airtel                                           412,765(b)    5,573,659
Housing Development Finance                              87,154       3,163,627
Infosys Technologies                                    191,779       5,574,974
Reliance Inds                                           145,110       4,113,500
                                                                         ------------
Total                                                                      20,860,910
-------------------------------------------------------------------------------------

INDONESIA (1.4%)
Bank Rakyat Indonesia                                 8,962,000       2,729,545
Bumi Resources                                        7,288,500(g)    1,136,986
                                                                         ------------
Total                                                                       3,866,531
-------------------------------------------------------------------------------------

ISRAEL (6.8%)
Check Point Software Technologies                       297,210(b)    6,009,586
Israel Chemicals                                        491,565       4,979,313
Teva Pharmaceutical Inds ADR                            190,786       8,180,903
                                                                         ------------
Total                                                                      19,169,802
-------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
16  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

MALAYSIA (1.3%)
IOI                                                                     $-
                                                      2,647,300       2,101,445
KNM Group                                             9,350,150       1,587,707
                                                                         ------------
Total                                                                       3,689,152
-------------------------------------------------------------------------------------

MEXICO (6.8%)
America Movil ADR Series L                              207,252       6,412,377
Grupo Financiero Banorte Series O                     1,930,900       3,543,198
Grupo Televisa ADR                                      252,920       4,466,567
Wal-Mart de Mexico Series V                           1,747,500       4,707,272
                                                                         ------------
Total                                                                      19,129,414
-------------------------------------------------------------------------------------

NORWAY (0.1%)
Copeinca                                                110,800(b)    181,059
-------------------------------------------------------------------------------------

RUSSIA (7.7%)
Eurasia Drilling GDR                                    243,662(b,d,e)1,339,747
Gazprom ADR                                             617,321       12,577,916
MMC Norilsk Nickel ADR                                  201,865       2,025,853
Pharmstandard                                            72,811(b)    1,830,430
Sibirskiy Cement                                         24,589       1,475,340
Vimpel-Communications ADR                               163,588       2,372,026
                                                                         ------------
Total                                                                      21,621,312
-------------------------------------------------------------------------------------

SOUTH AFRICA (8.4%)
ABSA Group                                              335,510       3,517,898
Aveng                                                   720,771       3,571,281
Gold Fields                                             485,399       3,386,473
Gold Fields ADR                                         218,148       1,450,684
Impala Platinum Holdings                                258,879       2,707,989
MTN Group                                               350,937       3,949,297
Murray & Roberts Holdings                               272,391       1,848,111
Sasol                                                   109,036       3,225,527
                                                                         ------------
Total                                                                      23,657,260
-------------------------------------------------------------------------------------

SOUTH KOREA (9.2%)
Hyundai Motor                                            68,408       3,163,629
Infopia                                                  65,450       488,514
KT                                                       34,150       870,018
LG Electronics                                           45,653       3,411,257
NHN                                                      33,539(b)    3,572,276
Samsung Electronics                                      27,090       11,430,540
Yuhan                                                    20,363       2,964,512
                                                                         ------------
Total                                                                      25,900,746
-------------------------------------------------------------------------------------

TAIWAN (7.4%)
Asustek Computer                                      2,037,062       2,919,344
Chunghwa Telecom                                      1,286,460       2,129,621
First Financial Holding                               4,196,764       1,980,311
Hon Hai Precision Industry                            1,098,250       2,652,248
Taiwan Semiconductor Mfg ADR                          1,119,988       9,251,101
Tripod Technology                                     1,008,155       1,232,753
U-Ming Marine Transport                                 635,000       741,724
                                                                         ------------
Total                                                                      20,907,102
-------------------------------------------------------------------------------------

THAILAND (1.1%)
Kasikornbank                                          2,094,800       3,066,297
-------------------------------------------------------------------------------------

TURKEY (1.2%)
Turkiye Garanti Bankasi                               2,008,865(b)    3,374,384
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $424,358,342)                                                     $270,514,080
-------------------------------------------------------------------------------------



MONEY MARKET FUND (4.8%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 1.60%                                 $-
                                                     13,521,361(f)    13,521,361
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $13,521,361)                                                       $13,521,361
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $437,879,703)(h)                                                  $284,035,441
=====================================================================================





                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

SUMMARY OF INVESTMENTS IN SECURITIES BY INDUSTRY

The following table represents the portfolio investments of the Fund by industry classifications as a percentage of total net assets at Oct. 31, 2008:

                                          PERCENTAGE OF
INDUSTRY                                    NET ASSETS        VALUE
-----------------------------------------------------------------------
Auto Components                                 0.3%           $868,102
Automobiles                                     1.1           3,163,629
Beverages                                       0.8           2,313,658
Chemicals                                       1.8           4,979,313
Commercial Banks                               15.8          44,476,596
Computers & Peripherals                         1.0           2,919,344
Construction & Engineering                      1.3           3,571,281
Diversified Telecommunication Services          1.9           5,371,665
Electric Utilities                              1.1           3,033,756
Electrical Equipment                            0.9           2,435,150
Electronic Equipment, Instruments &
  Components                                    1.4           3,885,001
Energy Equipment & Services                     1.0           2,927,454
Food & Staples Retailing                        1.7           4,707,272
Food Products                                   0.8           2,282,504
Health Care Equipment & Supplies                0.8           2,382,940
Household Durables                              2.0           5,625,981
Industrial Conglomerate                         0.6           1,848,111
Insurance                                       4.7          13,163,940
Internet Software & Services                    1.3           3,572,276
IT Services                                     5.7          15,980,165
Leisure Equipment & Products                    0.7           2,093,436
Marine                                          0.3             741,724
Media                                           1.6           4,466,567
Metals & Mining                                 5.1          14,471,208
Multi-Utilities                                 0.5           1,475,340
Oil, Gas & Consumable Fuels                    12.7          35,728,816
Pharmaceuticals                                 4.6          12,975,845
Real Estate Management & Development            1.7           4,915,643
Semiconductors & Semiconductor
  Equipment                                     7.3          20,681,641
Software                                        2.1           6,009,586
Thrifts & Mortgage Finance                      1.1           3,163,627
Wireless Telecommunication Services            12.1          34,282,509
Other(1)                                        4.8          13,521,361
-----------------------------------------------------------------------
Total                                                      $284,035,441
-----------------------------------------------------------------------


(1) Cash & Cash Equivalents.


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Oct. 31, 2008, the value of these securities amounted to $1,339,747 or 0.5% of net assets.

(e)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at Oct. 31, 2008, is as follows:

                                           ACQUISITION
     SECURITY                                 DATES                 COST
     ----------------------------------------------------------------------
     Eurasia Drilling GDR*           11-02-07 thru 04-15-08      $5,741,380


     * Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(f) Affiliated Money Market Fund -- See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at Oct. 31, 2008.

(g) Security valued by management at fair value according to procedures approved, in good faith, by the Board.

(h) At Oct. 31, 2008, the cost of securities for federal income tax purposes was $449,749,120 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                           $2,377,852
     Unrealized depreciation                         (168,091,531)
     ------------------------------------------------------------
     Net unrealized depreciation                    $(165,713,679)
     ------------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  19

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
OCT. 31, 2008


ASSETS
Investments in securities, at value
  Unaffiliated issuers (identified cost $424,358,342)              $ 270,514,080
  Affiliated money market fund (identified cost $13,521,361)          13,521,361
--------------------------------------------------------------------------------
Total investments in securities (identified cost $437,879,703)       284,035,441
Cash                                                                     667,406
Foreign currency holdings (identified cost $1,911,096)                 1,906,201
Capital shares receivable                                                202,353
Dividends and accrued interest receivable                                435,788
Receivable for investment securities sold                             12,802,608
--------------------------------------------------------------------------------
Total assets                                                         300,049,797
--------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                   278,847
Payable for investment securities purchased                           17,212,931
Accrued investment management services fees                                8,332
Accrued distribution fees                                                  2,524
Accrued transfer agency fees                                               2,573
Accrued administrative services fees                                         607
Accrued plan administration services fees                                      5
Other accrued expenses                                                   320,472
--------------------------------------------------------------------------------
Total liabilities                                                     17,826,291
--------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $ 282,223,506
--------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $     576,740
Additional paid-in capital                                           456,206,763
Excess of distributions over net investment income                        (5,170)
Accumulated net realized gain (loss)                                 (20,707,820)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                        (153,847,007)
--------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $ 282,223,506
--------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $250,088,197           50,453,378                       $4.96(1)
Class B                     $ 28,179,486            6,354,512                       $4.43
Class C                     $  3,162,935              711,847                       $4.44
Class I                     $      7,972                1,558                       $5.12
Class R4                    $    782,170              152,215                       $5.14
Class R5                    $      2,746                  535                       $5.13
-----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $5.26. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
20  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

STATEMENT OF OPERATIONS --------------------------------------------------------
YEAR ENDED OCT. 31, 2008


INVESTMENT INCOME
Income:
Dividends                                                          $  17,185,342
Interest                                                                  64,517
Income distributions from affiliated money market fund                   412,142
  Less foreign taxes withheld                                         (1,058,784)
--------------------------------------------------------------------------------
Total income                                                          16,603,217
--------------------------------------------------------------------------------
Expenses:
Investment management services fees                                    7,352,591
Distribution fees
  Class A                                                              1,283,814
  Class B                                                                701,567
  Class C                                                                 62,513
Transfer agency fees
  Class A                                                                972,852
  Class B                                                                139,042
  Class C                                                                 12,334
  Class R4                                                                   868
  Class R5                                                                     1
Administrative services fees                                             498,019
Plan administration services fees -- Class R4                              4,342
Compensation of board members                                             13,359
Custodian fees                                                           693,125
Printing and postage                                                     117,050
Registration fees                                                         86,716
Professional fees                                                         79,151
Other                                                                    168,800
--------------------------------------------------------------------------------
Total expenses                                                        12,186,144
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                            (4,460)
  Earnings and bank fee credits on cash balances                         (14,844)
--------------------------------------------------------------------------------
Total net expenses                                                    12,166,840
--------------------------------------------------------------------------------
Investment income (loss) -- net                                        4,436,377
--------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                              (18,203,439)
  Foreign currency transactions                                       (1,454,385)
--------------------------------------------------------------------------------
Net realized gain (loss) on investments                              (19,657,824)
Net change in unrealized appreciation (depreciation) on
  investments
  and on translation of assets and liabilities in foreign
  currencies                                                        (421,981,869)
--------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               (441,639,693)
--------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(437,203,316)
--------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  21

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


YEAR ENDED OCT. 31,                                                     2008           2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $   4,436,377  $   1,517,079
Net realized gain (loss) on investments                              (19,657,824)   156,013,553
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                (421,981,869)   189,936,461
-----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations     (437,203,316)   347,467,093
-----------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                           (7,733,781)            --
    Class B                                                             (584,169)            --
    Class C                                                              (60,487)            --
    Class I                                                             (828,121)            --
    Class R4                                                             (23,143)            --
  Net realized gain
    Class A                                                         (117,775,823)   (98,239,230)
    Class B                                                          (18,510,075)   (18,762,771)
    Class C                                                           (1,520,014)    (1,196,069)
    Class I                                                           (9,800,247)    (9,664,518)
    Class R4                                                            (416,434)    (1,447,673)
-----------------------------------------------------------------------------------------------
Total distributions                                                 (157,252,294)  (129,310,261)
-----------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                     109,825,373     91,841,700
  Class B shares                                                      12,474,577     12,086,529
  Class C shares                                                       2,616,649      1,969,066
  Class I shares                                                      30,164,283      5,204,952
  Class R4 shares                                                        642,913      3,407,128
  Class R5 shares                                                          5,000            N/A
Reinvestment of distributions at net asset value
  Class A shares                                                     124,102,560     97,170,044
  Class B shares                                                      18,787,330     18,551,177
  Class C shares                                                       1,531,576      1,147,176
  Class I shares                                                      10,623,826      9,658,984
  Class R4 shares                                                        439,576      1,447,453
Payments for redemptions
  Class A shares                                                    (148,388,977)  (127,473,312)
  Class B shares                                                     (31,272,815)   (38,310,114)
  Class C shares                                                      (2,462,810)    (2,015,974)
  Class I shares                                                     (72,065,208)   (16,607,477)
  Class R4 shares                                                       (921,454)    (9,169,513)
-----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions     56,102,399     48,907,819
-----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             (538,353,211)   267,064,651
Net assets at beginning of year                                      820,576,717    553,512,066
-----------------------------------------------------------------------------------------------
Net assets at end of year                                          $ 282,223,506  $ 820,576,717
-----------------------------------------------------------------------------------------------
Undistributed (excess of distributions over) net investment
  income                                                           $      (5,170) $      22,906
-----------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
22  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $14.99       $11.32        $8.23        $6.27        $5.46
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .08(b)       .04(b)       .01          .04          .03
Net gains (losses) (both realized and
 unrealized)                                         (7.24)        6.27         3.10         1.95          .84
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (7.16)        6.31         3.11         1.99          .87
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.18)          --         (.02)        (.03)        (.06)
Distributions from realized gains                    (2.69)       (2.64)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                  (2.87)       (2.64)        (.02)        (.03)        (.06)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.96       $14.99       $11.32        $8.23        $6.27
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $250         $661         $425         $295         $191
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.87%        1.83%        1.81%        1.79%        1.83%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.87%        1.83%        1.81%        1.79%        1.83%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .78%         .31%         .19%         .54%         .41%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               133%         125%         145%         124%         128%
--------------------------------------------------------------------------------------------------------------
Total return(g)                                    (57.79%)      68.21%       37.85%       31.83%       16.09%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  23

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $13.73       $10.63        $7.77        $5.95        $5.19
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .00(b),(c)  (.05)(b)     (.05)        (.01)        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (6.53)        5.79         2.91         1.83          .81
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (6.53)        5.74         2.86         1.82          .79
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.08)          --           --           --         (.03)
Distributions from realized gains                    (2.69)       (2.64)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                  (2.77)       (2.64)          --           --         (.03)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.43       $13.73       $10.63        $7.77        $5.95
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $28          $94          $77          $74          $73
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         2.62%        2.58%        2.57%        2.55%        2.59%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     2.62%        2.58%        2.57%        2.55%        2.59%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .02%        (.48%)       (.55%)       (.24%)       (.32%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               133%         125%         145%         124%         128%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (58.08%)      66.95%       36.81%       30.59%       15.18%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
24  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $13.78       $10.66        $7.79        $5.97        $5.20
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .00(b),(c)  (.05)(b)     (.06)          --         (.01)
Net gains (losses) (both realized and
 unrealized)                                         (6.54)        5.81         2.93         1.82          .81
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (6.54)        5.76         2.87         1.82          .80
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.11)          --           --           --         (.03)
Distributions from realized gains                    (2.69)       (2.64)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                  (2.80)       (2.64)          --           --         (.03)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.44       $13.78       $10.66        $7.79        $5.97
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $3           $8           $5           $3           $1
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         2.63%        2.59%        2.58%        2.56%        2.60%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     2.63%        2.59%        2.58%        2.56%        2.60%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .03%        (.48%)       (.57%)       (.19%)       (.34%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               133%         125%         145%         124%         128%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (58.15%)      67.03%       36.84%       30.54%       15.37%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  25

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005     2004(b)
Net asset value, beginning of period                $15.38       $11.50        $8.35        $6.36        $6.54
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(c)       .09(c)       .03          .06          .01
Net gains (losses) (both realized and
 unrealized)                                         (7.45)        6.43         3.16         1.98         (.19)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (7.34)        6.52         3.19         2.04         (.18)
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.23)          --         (.04)        (.05)          --
Distributions from realized gains                    (2.69)       (2.64)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                  (2.92)       (2.64)        (.04)        (.05)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.12       $15.38       $11.50        $8.35        $6.36
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $56          $41          $19          $13
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.42%        1.39%        1.35%        1.30%        1.35%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.42%        1.39%        1.35%        1.30%        1.35%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .97%         .75%         .63%         .97%         .79%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               133%         125%         145%         124%         128%
--------------------------------------------------------------------------------------------------------------
Total return                                       (57.63%)      69.07%       38.36%       32.32%       (2.75%)(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from March 4, 2004 (inception date) to Oct. 31, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                $15.32       $11.50        $8.33        $6.35        $5.52
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(b)       .05(b)       .03          .05          .04
Net gains (losses) (both realized and
 unrealized)                                         (7.45)        6.41         3.14         1.97          .86
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (7.34)        6.46         3.17         2.02          .90
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.15)          --           --         (.04)        (.07)
Distributions from realized gains                    (2.69)       (2.64)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                  (2.84)       (2.64)          --         (.04)        (.07)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.14       $15.32       $11.50        $8.33        $6.35
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $1           $2           $6           $2          $18
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.73%        1.65%        1.63%        1.59%        1.65%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.47%        1.65%        1.63%        1.59%        1.65%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.12%         .45%         .41%         .81%         .61%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               133%         125%         145%         124%         128%
--------------------------------------------------------------------------------------------------------------
Total return                                       (57.58%)      68.51%       38.06%       31.87%       16.50%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  27

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                      2008(b)
Net asset value, beginning of period                 $9.32
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .03
Net gains (losses) (both realized and
 unrealized)                                         (4.22)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.19)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.13
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e),(f)                            1.47%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.57%(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               133%
--------------------------------------------------------------------------------------------------------------
Total return                                       (44.96%)(h)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(g) Adjusted to an annual basis.
(h) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Threadneedle Emerging Markets Fund (the Fund) (formerly RiverSource Emerging Markets Fund) is a series of RiverSource Global Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Global Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of emerging markets companies.

The Fund offers Class A, Class B, Class C, Class I, Class R4 and Class R5 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors. Class R5 shares became available effective Aug. 1, 2008.

At Oct. 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares and the Investment Manager owned 100% of Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-

--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  29

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

ILLIQUID SECURITIES
At Oct. 31, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at Oct. 31, 2008 was $1,339,747 representing 0.47% of net assets. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or

--------------------------------------------------------------------------------
30  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options (OTC options) trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. Option contracts, including OTC option contracts, with no readily available market value are valued using quotations obtained from independent brokers as of the close of the New York Stock Exchange. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At Oct. 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  31

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At Oct. 31, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At Oct. 31, 2008, foreign currency holdings consisted of multiple denominations, primarily Indonesian rupiah.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the counterparty will not complete its contract obligations. At Oct. 31, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all

--------------------------------------------------------------------------------
32  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," which clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of foreign currency transactions, passive foreign investment company (PFIC) holdings, and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $4,765,248 accumulated net realized loss has been increased by $9,262,053 resulting in a net reclassification adjustment to increase paid-in capital by 4,496,805.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED OCT. 31,                        2008*         2007
-----------------------------------------------------------------
CLASS A
Distributions paid from:
    Ordinary income..................   $76,776,161   $43,124,323
    Long-term capital gain...........    48,733,443    55,114,907
CLASS B
Distributions paid from:
    Ordinary income..................    11,435,113     8,236,390
    Long-term capital gain...........     7,659,131    10,526,381
CLASS C
Distributions paid from:
    Ordinary income..................       951,551       523,272
    Long-term capital gain...........       628,950       672,797


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  33

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

YEAR ENDED OCT. 31,                        2008*         2007
-----------------------------------------------------------------
CLASS I
Distributions paid from:
    Ordinary income..................    $6,573,170    $4,243,012
    Long-term capital gain...........     4,055,198     5,421,506
CLASS R4
Distributions paid from:
    Ordinary income..................       267,263       635,576
    Long-term capital gain...........       172,314       812,097
CLASS R5
Distributions paid from:
    Ordinary income..................            --           N/A
    Long-term capital gain...........            --           N/A


* Class R5 is for the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008.

At Oct. 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $          --
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $  (8,838,403)
Unrealized appreciation (depreciation)........  $(165,721,594)


RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for periods beginning after Nov. 15, 2008. As of Oct. 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 30, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements

--------------------------------------------------------------------------------
34  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Nov. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2.  EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 1.10% to 0.90% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Emerging Markets Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the management fee by $507,378 for the year ended Oct. 31, 2008. The management fee for the year ended Oct. 31, 2008 was 1.16% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

SUBADVISORY AGREEMENT
The Investment Manager has a Subadvisory Agreement with Threadneedle International Limited (Threadneedle), an affiliate of the Investment Manager and an indirect wholly-owned subsidiary of Ameriprise Financial, to subadvise the

--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

assets of the Fund. The Investment Manager contracts with and compensates Threadneedle to manage the investment of the Fund's assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines 0.08% to 0.05% annually as the Fund's assets increase. The fee for the year ended Oct. 31, 2008 was 0.08% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended Oct. 31, 2008, other expenses paid to this company were $3,707.

COMPENSATION OF BOARD MEMBERS
Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average net assets attributable to Class R4 and Class R5 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.


--------------------------------------------------------------------------------
36  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $1,077,000 and $38,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of Oct. 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $739,218 for Class A, $40,279 for Class B and $1,375 for Class C for the year ended Oct. 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended Oct. 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class R4............................................  1.47%


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class R4...........................................  $118


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R4..........................................  $4,342




--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class R4............................................  1.64%


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the year ended Oct. 31, 2008, the Fund's custodian and transfer agency fees were reduced by $14,844 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $819,754,752 and $913,722,799, respectively, for the year ended Oct. 31, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:


                                       YEAR ENDED OCT. 31, 2008**
                                    ISSUED FOR
                                    REINVESTED                        NET
                         SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
---------------------------------------------------------------------------------
Class A               11,082,775    11,944,431   (16,677,659)       6,349,547
Class B                1,336,871     2,007,193    (3,818,705)        (474,641)
Class C                  296,342       163,281      (305,438)         154,185
Class I                2,894,086       993,810    (7,495,922)      (3,608,026)
Class R4                  56,860        40,967       (95,990)           1,837
Class R5                     535            --            --              535
---------------------------------------------------------------------------------




--------------------------------------------------------------------------------
38  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


                                        YEAR ENDED OCT. 31, 2007
                                    ISSUED FOR
                                    REINVESTED                        NET
                         SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
---------------------------------------------------------------------------------
Class A                8,019,411     9,935,587   (11,422,639)       6,532,359
Class B                1,163,544     2,056,671    (3,595,546)        (375,331)
Class C                  179,156       126,760      (198,413)         107,503
Class I                  463,963       966,865    (1,397,671)          33,157
Class R4                 313,574       145,035      (806,884)        (348,275)
---------------------------------------------------------------------------------


** Class R5 is for the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008.

5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of the shares of the RiverSource Short-Term Cash Fund aggregated $449,546,557 and $443,696,285, respectively, for the year ended Oct. 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Oct. 31, 2008, can be found in the Portfolio of Investments.

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an

--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended Oct. 31, 2008.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

7. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $8,838,403 at Oct. 31, 2008, that if not offset by capital gains will expire in 2016. It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

8. RISKS RELATING TO CERTAIN INVESTMENTS

FOREIGN/EMERGING MARKETS RISK
Investing in foreign securities may include certain risks and considerations not typically associated with investing in U.S. securities, such as fluctuating currency values and changing local and regional economic, political and social conditions, which may result in greater market volatility. In addition, certain foreign securities may not be as liquid as U.S. securities. Investing in emerging markets may accentuate these risks.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services

--------------------------------------------------------------------------------
40  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman

--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies. Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise

--------------------------------------------------------------------------------
42  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

10. SUBSEQUENT EVENTS

Effective Dec. 15, 2008, the Fund will pay custodian fees to JPMorgan Chase Bank, N.A.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
THREADNEEDLE EMERGING MARKETS FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Threadneedle Emerging Markets Fund (the Fund), formerly RiverSource Emerging Markets Fund, (one of the portfolios constituting the RiverSource Global Series, Inc.) as of October 31, 2008, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through October 31, 2006, were audited by other auditors whose report dated December 20, 2006 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
44  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of Threadneedle Emerging Markets Fund of the RiverSource Global Series, Inc. at October 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
December 19, 2008


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  45

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended Oct. 31, 2008

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................      0.00%
    Dividends Received Deduction for corporations................      0.00%
    U.S. Government Obligations..................................      0.00%
CAPITAL GAIN DISTRIBUTION - the Fund designates $61,249,036 to be taxed as long-term capital gain.



The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
46  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource complex of funds that each Board member oversees consists of 162 funds, which includes 104 RiverSource funds and 58 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Funds, 1999-2006; former Governor of  None
901 S. Marquette Ave.      1999                  Minnesota
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley College
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 69                     2002

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  47

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (bank holding company) and its principal subsidiary,
Age 64                                           Great Western Bank (federal savings bank)
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 56
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C.; Director, Vibration       Lead Outside
901 S. Marquette Ave.      2008                  Control Technologies, LLC (auto vibration technology);   Director, Digital
Minneapolis, MN 55402                            Director and Chairman, Highland Park Michigan Economic   Ally, Inc. (digital
Age 66                                           Development Corp; and Chairman, Detroit Public Schools   imaging); and
                                                 Foundation. Formerly, Chairman and Chief Executive       Infinity, Inc. (oil
                                                 Officer, Q Standards Worldwide, Inc. (library of         and gas exploration
                                                 technical standards); Director, Kerr-McGee Corporation   and production);
                                                 (diversified energy and chemical company); Trustee, New  Director, OGE Energy
                                                 York University Law Center Foundation; Vice Chairman,    Corp. (energy and
                                                 Detroit Medical Center and Detroit Economic Growth       energy services
                                                 Corp.                                                    provider offering
                                                                                                          physical delivery
                                                                                                          and related services
                                                                                                          for both electricity
                                                                                                          and natural gas)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceutical, Inc.
Minneapolis, MN 55402                            Biotech                                                  (biotechnology);
Age 64                                                                                                    Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
48  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. and President,
Financial Center           Vice President since  Chairman of the Board and Chief Investment Officer,
Minneapolis, MN 55474      2002                  RiverSource Investments, LLC since 2005; Director,
Age 48                                           President and Chief Executive Officer, Ameriprise
                                                 Certificate Company and Chairman of the Board, Chief
                                                 Executive Officer and President, RiverSource
                                                 Distributors, Inc. since 2006; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc. and Chairman of the Board and Chief
                                                 Investment Officer, RiverSource Investments, LLC, 2001-
                                                 2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  49

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           since 2006; Director and Vice President -- Asset
Minneapolis, MN 55474                            Management, Products and Marketing, RiverSource
Age 43                                           Distributors, Inc. since 2006; Managing Director and
                                                 Global Head of Product, Morgan Stanley Investment
                                                 Management, 2004-2006; President, Touchstone
                                                 Investments, 2002-2004
--------------------------------------------------------------------------------------------------------

Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 44                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Vice President -- Asset Management and Trust Company
5228 Ameriprise Financial  2006                  Services, RiverSource Investments, LLC since 2006; Vice
Center Minneapolis, MN                           President -- Operations and Compliance, RiverSource
55474                                            Investments, LLC, 2004-2006; Director of Product
Age 43                                           Development -- Mutual Funds, Ameriprise Financial,
                                                 Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 53
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 49                                           since 2006; Vice President, General Counsel and
                                                 Secretary, Ameriprise Certificate Company since 2005;
                                                 Vice President -- Asset Management Compliance,
                                                 Ameriprise Financial, Inc., 2004-2005; Senior Vice
                                                 President and Chief Compliance Officer, USBancorp Asset
                                                 Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Jennifer D. Lammers        Chief Compliance      U.S. Asset Management Chief Compliance Officer,
172 Ameriprise Financial   Officer since 2006    RiverSource Investments, LLC since 2006;
Center                                           Director -- Mutual Funds, Voyageur Asset Management,
Minneapolis, MN 55474                            2003-2006; Director of Finance, Voyageur Asset
Age 48                                           Management, 2000-2003

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
50  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Neysa M. Alecu             Money Laundering      Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise Financial  Prevention Officer    Ameriprise Financial, Inc. since 2004; Manager Anti-
Center                     since 2004            Money Laundering, Ameriprise Financial, Inc., 2003-
Minneapolis, MN 55474                            2004; Compliance Director and Bank Secrecy Act Officer,
Age 44                                           American Express Centurion Bank, 2000-2003
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                    THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT  51

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
52  THREADNEEDLE EMERGING MARKETS FUND -- 2008 ANNUAL REPORT

THREADNEEDLE EMERGING MARKETS FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                           This report must be accompanied or preceded by the Fund's
                           current prospectus.
                           Threadneedle(R) mutual funds are distributed by RiverSource
                           Distributors, Inc., Member FINRA, managed by RiverSource
                           Investments, LLC, and subadvised by Threadneedle
                           International Limited. These companies are part of
                           Ameriprise Financial, Inc.
(THREADNEEDLE LOGO)        (C) 2008 RiverSource Distributors, Inc.                            S-6354 V (12/08)